Exhibit 10.13
          TEMPORARY WAIVER AND AMENDMENT, dated as of May 20, 2008 (this “Temporary Waiver and Amendment”), among CAMBIUM LEARNING, INC., a Delaware corporation and successor to VSS-Cambium Merger Corp. (“Borrower”), VSS-CAMBIUM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), TCW/CRESCENT MEZZANINE PARTNERS IV, L.P., as Administrative Agent, and the Required Note-Holders, in each case listed on the signature pages hereto, to the Note Purchase Agreement dated as of April 12, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time) (the “Purchase Agreement”) among Borrower, Holdings, each purchaser from time to time party thereto (collectively, the “Purchasers” and individually, a “Purchaser”) and TCW/CRESCENT MEZZANINE PARTNERS IV, L.P., as administrative agent (in such capacity, “Administrative Agent”) for the Purchasers. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.
          WHEREAS, Borrower has failed to timely deliver (i) consolidated financial statements of Holdings for the fiscal year ended December 31, 2007 (the “Audited Financial Statements”) accompanied by an opinion of Ernst and Young LLP, a management report, a narrative report and management’s discussion and analysis as required by Section 8.1(a)(i) of the Purchase Agreement and (ii) a Compliance Certificate and a report by Ernst and Young LLP (the “E&Y Certificate”) certifying that in the course of its regular audit of the financial statements of Holdings and its subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, Ernst and Young LLP obtained no knowledge that any Default insofar as it relates to financial or accounting matters has occurred as required by Section 8.1(a)(iv) of the Purchase Agreement (collectively, the Financial Reporting Defaults”). The Financial Reporting Default constitute Events of Defaults under the Purchase Agreement; and
          WHEREAS, at the request of the Issuer Parties, the Administrative Agent and the Required Note-Holders have agreed to grant certain temporary waivers and make certain amendments to the Purchase Agreement, but only on the terms and conditions set forth in this Amendment.
          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1. Temporary Waiver. Subject to the satisfaction of the conditions set forth in Section 5 of this Temporary Waiver and Amendment, (A) the Required Note-Holders hereby temporarily waive the Financial Reporting Defaults and extend the date upon which Borrower shall be required to deliver to Administrative Agent and Purchasers the Audited Financial Statements accompanied by an opinion of Ernst and Young LLP, a management report, a narrative report and management’s discussion and analysis, the Compliance Certificate, the E&Y Certificate and the Monthly Reports, in each case to July 15, 2008 (the “Delivery Date”); provided, however, that the delivery of any such documentation on or before the Delivery Date shall not constitute a cure or waiver of the Events of Default caused by the Financial Reporting Defaults and that on or before the Delivery Date, Borrower, Holdings, Administrative Agent and the Purchasers shall enter into an amendment to the Purchase Agreement in form and substance satisfactory to the Administrative Agent and the Purchasers and the failure to enter into such amendment shall constitute an additional Event of Default under the Purchase Agreement and (B) with respect to any other Defaults or Events of Default set forth on Schedule I hereto, the Required Note-Holders hereby temporarily waive until the Delivery Date such Defaults or Events of Default.
          Section 2. Amendment to the Purchase Agreement. In connection with the temporary waiver, from the Effective Date (as defined below) through the Delivery Date, the Purchase Agreement shall be deemed modified to reflect the following:
          (i) Section 1.1 of the Purchase Agreement shall be amended to include the following definition in its proper alphabetical order:
““Existing Sponsor Loan Documents” shall mean the documents evidencing those certain unsecured loans in aggregate principal amount of $3,000,000 provided to Borrower by Sponsor and/or its Controlled Investment Affiliates on or before the First Amendment Effective Date.”
““First Amendment Effective Date” shall mean May 20, 2008.”
““Temporary Waiver and Amendment” shall mean the Temporary Waiver and Amendment which amends this Agreement, dated as of the First Amendment Effective Date, among the Borrower, Holdings, the Administrative Agent and the Purchasers party thereto.”
          (ii) Section 8.2(a)(xv) of the Purchase Agreement shall be amended and restated as follows:
“(xv) unsecured Indebtedness of any Issuer Party in an aggregate amount not to exceed $8.0 million at any time outstanding; provided, however, that such Indebtedness shall be evidenced by a note in form and substance as set forth in Exhibit A to the Temporary Waiver and Amendment with modifications, if any, to such terms not to be more adverse to the Issuer Parties and the interest of the Purchasers than any other Indebtedness incurred under this clause (xv) and outstanding on the First Amendment Effective Date (including without limitation the subordination of such Indebtedness to the Obligations) nor more favorable to the creditors of any other Indebtedness of Company than to Purchasers hereunder; provided, further, that such Indebtedness shall only accrue interest (including any default interest) in the form of pay-in-kind interest and such Indebtedness shall not have any sinking fund or other principal payment and shall not be redeemable or prepayable without the prior written consent of the Required Note-Holders”
          Section 3. Amendment to Notes. In connection with and in consideration of the temporary waiver set forth above, from the date hereof through but excluding the date on which the Purchase Agreement is amended and restated in form and substance satisfactory to the Administrative Agent and the Required Note-Holders (the “Increase Period”), Section 2(a) of each Note is hereby amended so that during the Increase Period the Company shall pay interest on the Accreted Principal Amount (as defined in the Notes) of such Note at the rate of thirteen and three-quarters percent (13.75%) per annum (“Interest Rate”) on the same dates and on the same conditions as set forth in the Notes and three and three-quarters percent (3.75%) per annum of the Interest Rate shall constitute the PIK Amount.
          Section 4. Representation and Warranties. Borrower represents and warrants to the Purchasers as of the date hereof that:
          (a) The execution, delivery and performance of this Temporary Waiver and Amendment have been duly authorized by all necessary corporate action by Borrower, and (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate the Organizational Documents of any Issuer Party, (iii) will not violate any Requirements of Law and (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Issuer Party or its property, or give rise to a right thereunder to require any payment to be made by any Issuer Party;
          (b) this Temporary Waiver and Amendment constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower and the other Issuer Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
          (c) On and as of the Effective Date (giving effect to this Temporary Waiver and Amendment), each of the representations and warranties made by any Issuer Party contained in Article 5 of the Purchase Agreement and each other Transaction Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Effective Date (giving effect to this waiver), as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date); and
          (d) At the time of and after giving effect to this Temporary Waiver and Amendment, no Default or Event of Default has occurred and is continuing.
          Section 5. Conditions. This Temporary Waiver and Amendment shall become effective as of the date (the “Effective Date”), when, and only when, each of the following conditions precedent shall have been (or are or will be substantially concurrently therewith) satisfied:
          (a) The Administrative Agent (or its counsel) shall have received from the Borrower either (i) a counterpart of this Waiver and Amendment signed on behalf of Borrower or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Waiver) that Borrower has signed a counterpart of this Waiver and Amendment, in either case by no later than 11.59 PM New York City time on May 19, 2008;
          (b) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Borrower and the Required Lenders (as defined in the Senior Credit Agreement) shall have entered into a waiver of the Senior Credit Agreement on terms and conditions satisfactory to the Administrative Agent and Required Note-Holders; and

          (c) Borrower shall have received an unsecured loan from Sponsor and/or its Controlled Investment Affiliates in an aggregate principal amount of not less than $4,000,000 on terms and conditions substantially consistent with the promissory note attached hereto as Exhibit A (the “Waiver Date Sponsor Loan”).
          Section 6. Covenant. In addition to the Waiver Date Sponsor Loan, Borrower is required to receive an additional unsecured senior loan from Sponsor and/or its Controlled Investment Affiliates in an aggregate principal amount of $1,000,000 which Loan shall be made pursuant to Section 8.2(xv) of the Purchase Agreement (as amended hereby) (the “New Sponsor Loan”). In the event that Borrower has not received the proceeds of the New Sponsor Loan on or prior to May 21, 2008, this Limited Waiver and Amendment shall immediately be terminated and Administration Agent and the Purchasers shall be entitled to exercise all of their rights and remedies under the Purchase Agreement and the other Transaction Documents.
          Section 7. Expenses. Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Temporary Waiver and Amendment, including the reasonable fees, charges and disbursements of Loeb & Loeb LLP, counsel for the Administrative Agent.
          Section 8. Counterparts. This Temporary Waiver and Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Temporary Waiver and Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          Section 9. Applicable Law; Jurisdiction; Consent to Service of Process. THIS TEMPORARY WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The waiver of venue, waiver of jury trial, jurisdiction and consent to service of process provisions set forth in Sections 12.8 and 12.9 of the Purchase Agreement are hereby incorporated by reference, mutatis mutandis, in this Amendment.
          Section 10. Headings. The headings of this Temporary Waiver and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 11. Effect of Temporary Waiver and Amendment. Except as expressly set forth herein, this Temporary Waiver and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Purchasers or the Agents under the Purchase Agreement or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement or any other provision of the Purchase Agreement or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The Required Note-Holders agree that Borrower and the Administrative Agent may enter into an Amended and Restated Purchase Agreement after the Temporary Waiver and Amendment Effective Date in form and substance satisfactory to the Administrative Agent to give effect to this Temporary Waiver and Amendment. By executing and delivering a copy hereof, each applicable Issuer Party hereby agrees and confirms that all Obligations shall be guaranteed and secured pursuant to the Transaction Documents as provided therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Temporary Waiver and Amendment to be duly executed as of the date first above written.

CAMBIUM LEARNING, INC.

By:	/s/ Eric Van Ert Name: Eric Van Ert
Title: Secretary

VSS-CAMBIUM HOLDINGS, LLC

By:	/s/ Eric Van Ert Name: Eric Van Ert
Title: Secretary

ADMINISTRATIVE AGENT:

TCW/CRESCENT MEZZANINE PARTNERS IV, L.P.

By:	TCW/Crescent Mezzanine Management IV, L.L.C., its Investment Manager

By:	TCW/Asset Management Company, its Sub-Advisor

By:	/s/ Patrick Turner Name: Patrick Turner
Title: Managing Director

By:	/s/ Patrick Turner Name: Patrick Turner
Title: Managing Director

PURCHASERS:

TCW/CRESCENT MEZZANINE PARTNERS IV, L.P.

By:	TCW/Crescent Mezzanine Management IV, L.L.C., its Investment Manager

By:	TCW/Asset Management Company, its Sub-Advisor

By:	/s/ Patrick Turner Name: Patrick Turner
Title: Managing Director

TCW/CRESCENT MEZZANINE PARTNERS IVB, L.P.

By:	TCW/Crescent Mezzanine Management IV, L.L.C., its Investment Manager

By:	TCW/Asset Management Company, its Sub-Advisor

By:	/s/ Patrick Turner Name: Patrick Turner
Title: Managing Director

MAC CAPITAL, LTD.

By:	TCW Advisors, Inc., as attorney-in-fact

By:	/s/ Michael K. Parks Name: Michael K. Parks
Title: Managing Director

By:	/s/ Scott K. Fukumoto Name: Scott K. Fukumoto
Title: Vice President

NEW YORK LIFE INVESTMENT
MANAGEMENT MEZZANINE PARTNERS II, LP

By:	NYLIM Mezzanine Partners II GenPar, LP
Its:	General Partner

By:	NYLIM Mezzanine Partners II GenPar GP, LLC
Its:	General Partner

By: Name:	/s/ James M. Barker James M. Barker
Title:	Executive Vice President

NYLIM MEZZANINE PARTNERS II PARALLEL FUND, LP

By:	NYLIM Mezzanine Partners II GenPar, LP
Its:	General Partner

By:	NYLIM Mezzanine Partners II GenPar GP, LLC
Its:	General Partner

By: Name:	/s/ James M. Barker James M. Barker
Title:	Executive Vice President